NSAR ITEM 77O
VK Insured Tax Free Income Fund
April 1, 2002 to September 30, 2002
10f-3 Transactions


Underwriting #   Underwriting   Purchased  Amount of    % of        Date of
                                From       shares    underwriting   Purchase
  1.         Metropolitan
      Transportation Authority   Lehman Bro.  5,000    0.2898%       6/05/02

  2.    NYC Health Authority   Paine Webber  1,920    0.9961%       7/12/02


Underwriters for #1

Bear, Stearns & Co. Inc.
J.P. Morgan Securities Inc.
Salomon Smith Barney Inc.
First Albany Corporation
Lehman Brothers
Merrill Lynch & Co.
Morgan Stanley
UBS PaineWebber Inc.
ABN AMRO Financial Services Inc.
Advest, Inc.
CIBC World Markets
Commerce Capital Markets, Inc.
RBC Dain Rauscher
Fahnestock & Co. Inc.
Wachovia Bank, National Association
Jackson Securities Inc.
Quick & Reilly, Inc.
Ramirez & Co., Inc.
Raymond James & Associates
Roosevelt & Cross, Inc.
Siebert Brandford Shank & Co.

Underwriters for #2
UBS PaineWebber Inc.
Salomon Smith Barney Inc.
Morgan Stanley
Advest, Inc.
Apex Pryor Securities
Bear, Stearns & Co. Inc.
CIBC World Markets
RBC Dain Rauscher
First Albany Corporation
The GMS Group L.L.C.
Jackson Securities Inc.
J.P. Morgan Securities Inc.
Lehman Brothers
Merrill Lynch & Co.
M.R. Beal & Company
Raymond James & Associates
Roosevelt & Cross, Inc.